UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: January 31, 2019
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

248 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry into a Material Definitive Agreement

On January 31, 2019, Sun Communities, Inc. (the “Company”), as general partner of its operating subsidiary Sun Communities Operating Limited Partnership (“SCOLP”), entered into the Fourth Amended and Restated Agreement of Limited Partnership of SCOLP (the “Restated Partnership Agreement”). In addition to restating SCOLP’s prior partnership agreement and its amendments, the Restated Partnership Agreement created a new class of OP units named Series D Preferred Units and updated certain tax provisions.

The Series D Preferred Units provide for quarterly distributions on the $100 per unit issue price of 3.75% per year until the second anniversary of their issuance date and 4.0% per year thereafter. Subject to certain limitations, each Series D Preferred Unit is exchangeable at any time after the first anniversary of its issuance date into 0.8 shares of the Company’s common stock (as such ratio is subject to adjustment for certain capital events). Subject to certain limitations, the Series D Preferred Unit holders may cause SCOLP to redeem all or a portion of their Series D Preferred Units for $100 per unit (plus any accrued but unpaid distributions) any time after the earlier of: (i) the fifth anniversary of the issuance of the Series D Preferred Units, or (ii) SCOLP’s notice of the death of the principal of the initial holder of the Series D Preferred Units. The Series D Preferred Units have no voting rights. The Series D Preferred Units rank with respect to rights to the payment of distributions and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of SCOLP (i) senior to SCOLP’s outstanding Common OP Units and Series A-3 Preferred Units, and (ii) junior to SCOLP’s outstanding Preferred OP Units, Series A-1 Preferred Units Series A-4 Preferred Units and Series C Preferred Units.

The foregoing description of the Restated Partnership Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Restated Partnership Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated by reference herein

Item 3.02	Unregistered Sales of Equity Securities
On January 31, 2019, SCOLP issued 488,958 Series D Preferred Units, at an issuance price of $100 per unit. All of these Series D Preferred Units were issued as consideration to the initial holder’s contribution of certain real estate and other assets to SCOLP.

The issuance by SCOLP of all of such securities was made in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

The description of the exchange rights applicable to Series D Preferred Units set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description
10.1	Fourth Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership, dated January 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Communities, Inc.

Date: February 5, 2019	By:	/s/ Karen J. Dearing Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership, dated January 31, 2019.